150101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation
(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number
	20130829592-01
Ross Miller	Filing Date and Time
Secretary of State	**12/17/2013 8:15 AM**
State of Nevada	Entity Number
	E0670152007-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:
eMONEco, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.
The Board of Directors hereby approves the following designation.
Series A Preferred Shares

Number: 100

In their entirety the Series A Preferred Shares, par value $0.001, shall have voting right, at all times, equal to 51% of the then voting rights of the Company. Each Preferred Share shall individually maintain voting rights equal to its pro rata allocation of the entirety of the Series, or 5.1%. Each share shall be convertible at an equal rate to voting rights. Any conversion of one or more Preferred Shares shall thereafter reduce the voting rights of the Series by the same.

3. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X ______________________
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.